News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Amy Forster

Westell Technologies, Inc.

630.375.4271

aforster@westell.com

Westell Technologies Names Brian S. Cooper Chief Financial Officer

AURORA, IL, April 17, 2009 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, gateways and conferencing services, today announced that Brian S. Cooper has been appointed Chief Financial Officer. He succeeds Amy T. Forster, who has been named Chief Accounting Officer. The two appointments will become effective April 20, 2009.

“Brian brings to Westell a wealth of financial knowledge and corporate restructuring experience. We expect he will have an immediate impact on our strategic development, long-term planning and capital allocation decisions,” commented Rick Gilbert, President and CEO of Westell Technologies. “We look forward to utilizing Brian’s experience in our efforts to return the Company to profitability.”

Cooper most recently served as the Chief Financial Officer and Treasurer of Fellowes, Inc., a global manufacturer and marketer of office products and solutions. In addition to overseeing ongoing financial matters, he helped promote effective decision-making and other efficiencies that allowed the company to build its brands and profitability. Before joining Fellowes in 2007, he had served as Senior Vice President and Treasurer of United Stationers Inc., a NASDAQ-listed wholesaler of business products, since 2001. While at United Stationers Inc., Cooper helped drive changes in the company’s capital structure. He also led the due diligence process for the company’s 2005 acquisition of Sweet Paper and was instrumental in its 2007 acquisition of ORS-Nasco.

Prior to United Stationers, Cooper served as the Treasurer of Burns International Services Corporation and held various financial positions during his 12-year tenure with Amoco Corporation. Cooper holds a B.A. in Economics from Davidson College in Charlotte, N.C., as well as an MBA in finance and marketing from the University of Chicago Booth School of Business.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs and develops broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell’s Web site at www.westell.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “should”, or derivatives thereof and other words of similar meanings are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, an economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in the Company’s Form 10-K for the fiscal year ended March 31, 2008 under the section Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise.